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                                                                    EXHIBIT 99.1

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        CASH AMERICA INTERNATIONAL, INC.

PURPOSE.


The Audit Committee of the Board of Directors of Cash America International, Inc. (the "Company") serves to assist the Board in fulfilling its oversight responsibilities by: (i) serving as an independent and objective party to monitor the Company's financial reporting process and internal control system,
(ii) reviewing and appraising the audit efforts of the Company's independent auditor, and (iii) providing an open avenue of communication among the independent auditor, financial and senior management and the Board of Directors. In carrying out its responsibilities, the Audit Committee should pay particular attention to the special issues posed by the unique nature of the Company's consumer financial services business.

ORGANIZATION.

The members of the Audit Committee shall consist of three (3) or more directors as determined by the Board. Each of the members shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee are to have a working familiarity with basic finance and accounting practices, or acquire such a familiarity within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by a majority vote of the full Committee membership.

AUTHORITY.

The Audit Committee shall have the authority to consult with special legal, accounting or other consultants to advise the Committee as circumstances may dictate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MEETINGS.


The Audit Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. The Committee should meet at least three times annually, or more frequently as circumstances dictate, and make regular reports to the Board.

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ROLES AND RESPONSIBILITIES.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the Company's annual financial statements and any other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent auditor.

3. Establish regular and separate reporting to the Committee by each of management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to their filing with the Securities and Exchange Commission. The Chair of the Committee may represent the entire Committee for purposes of this review.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, and review the extent to which such changes have been implemented.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Approve the fees to be paid to the independent auditor for its work relating to the Company's financial statements.

9. On an annual basis, obtain from the independent auditor, and review and discuss with the independent auditor, a formal written statement delineating all relationships the independent auditor has with the Company and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend to the Board the replacement of the independent auditor after a complete evaluation with the Board has been concluded.

11. Review any significant disagreements between management and the independent auditor in connection with the preparation of the financial statements and promptly report any such disagreements to the Board in writing.


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12.    Review the appointment and replacement of the senior internal auditing executive.

13. Review any significant reports to management prepared by the internal auditing department and management's responses.

14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and applicable Company compliance policies.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended by No. 89, Audit Adjustments, and No. 90, Audit Committee Communications), relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b)   Any changes required in the planned scope of the internal audit.

        (c) The internal audit department responsibilities, budget and staffing.

        (d) The integrity of the Company's financial reporting process, both internal and external.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate sessions to review, among other things, the independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.



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While the Audit Committee has the responsibilities and powers set forth in this
Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's compliance policies.




                    AS ADOPTED BY THE BOARD OF DIRECTORS OF
                        CASH AMERICA INTERNATIONAL, INC.
                                 APRIL 26, 2000




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